Exhibit 10.1

[Execution Copy]

PRECISION CASTPARTS CORP.
4650 S.W. Macadam Avenue

Portland, Oregon 97201-4254

AMENDMENT NO. 2

To

Amended and Restated Note Purchase

Agreement, dated as of December 9, 2003, as amended by

Amendment No. 1 dated as of November 25, 2005.

As of December 15, 2005

To Each Noteholder Identified

 on the Signature Pages Hereof:

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Note Purchase Agreement, dated as of December 9, 2003, as amended by Amendment No. 1 thereto dated as of November 25, 2005 (the “Amended Note Agreement”), by and between Precision Castparts Corp., an Oregon corporation (the “Company”), and the several institutional holders of the SPS Notes referred to below, which, in connection with the Merger referred to therein, provided for (i) the assumption by the Company of the obligations of SPS Technologies, Inc., a Pennsylvania corporation (“SPS”), under and in respect of the SPS Note Agreements and the SPS Notes referred to below, in each case as amended and restated pursuant to the Amended Note Agreement; (ii) the amendment and restatement as provided therein of:

(a)                                  the Note Purchase Agreement, dated as of June 17, 1996 (as theretofore amended, the “1996 SPS Note Agreement”), by and between SPS , and the institutional investors identified therein, pursuant to which SPS had theretofore issued and sold, and such institutional investors had purchased, SPS’s 7.88% Series A Senior Notes due 2011 (the “1996 Series A Notes”) and its 7.70% Series B Senior Notes due 2011 (the “1996 Series B Notes”);

(b)                                 the Note Purchase Agreement, dated as of August 4, 1999 (as theretofore amended, the “1999 SPS Note Agreement”), by and between SPS and the institutional investors identified therein, pursuant to which SPS had theretofore issued and sold, and such institutional investors had purchased, SPS’s 7.85% Series A Senior Notes due 2014 (the “1999 Series A Notes”) and its 7.75% Series B Senior Notes due 2009 (the “1999 Series B Notes”); and

(c)                                  the Note Purchase Agreement, dated as of February 25, 2000 (as theretofore amended, the (“2000 SPS Note Agreement”, and, together with the 1996

SPS Note Agreement and the 1999 SPS Note Agreement, the “SPS Note Agreements”), by and between SPS and the institutional investors identified therein, pursuant to which SPS had theretofore issued and sold, and such institutional investors had purchased, SPS’s 8.37% Senior Notes due 2010 (the “2000 Notes”, and, together with the 1996 Series A Notes, the 1996 Series B Notes, the 1999 Series A Notes and the 1999 Series B Notes, the “SPS Notes”);

(iii) the amendment and restatement as provided therein of the SPS Notes of each series (as so amended and restated, the several series of SPS Notes are herein referred to, individually, as the “Amended 1996 Series A Notes,” the “Amended 1996 Series B Notes,” the “Amended 1999 Series A Notes,” the Amended 1999 Series B Notes,” and the “Amended 2000 Notes,” respectively, and, collectively, as the “Amended Notes”);  and (iv) the delivery to each holder of an SPS Note of any series of an Amended Note of the corresponding series and in a principal amount equal to the then unpaid outstanding principal balance of such SPS Note.

Capitalized terms used and not otherwise defined in this instrument (this “Amendment”) shall have the respective meanings ascribed thereto in the Amended Note Agreement.  References herein to a “Series” of Amended Notes are intended as references to the Amended 1996 Series A Notes, the Amended 1996 Series B Notes, the Amended 1999 Series A Notes, the Amended 1999 Series B Notes or the Amended 2000 Notes.   On the date hereof the Amended Notes of each Series are held by the institutions (each a “Noteholder”) indicated as the holders thereof on the signature pages hereof.

For the reasons stated in the Form 12b-25 Notification of Late Filing dated November 15, 2005 (the “Notification of Late Filing”) which the Company has filed with the Securities and Exchange Commission, the Company anticipates that it will not be able to deliver the quarterly financial statements for and in respect of its fiscal quarter ended October 2, 2005 within the period currently specified for such delivery to Noteholders in Section 10.1(a) of the Amended Note Agreement or within the period specified for such delivery to the indenture trustee under the Public Indenture.  Accordingly, the Company is desirous of:

 (i)                                  amending such Section 10.1(a) as hereinafter provided in order to change the date by which it shall be required pursuant thereto to deliver to each Noteholder that is an Institutional Investor the Company’s quarterly financial statements for and in respect of such fiscal quarter;  and

(ii)                                  obtaining a waiver by the Noteholders, as and to the extent hereinafter provided, of any Default or Event of Default arising under Section 14(f) of the Amended Note Agreement by reason of the Company’s failure to deliver such quarterly financial statements for such fiscal quarter until such time as an “Event of Default” (as defined in the Public Indenture) shall occur as a result of such failure;

and the Company has requested that each Noteholder agree to such amendment and such waiver.

The further provisions of this Amendment set forth the Company’s understanding of its agreement with the respective Noteholders holding each Series of Notes concerning such requested amendment and waiver.

1.                                      AMENDMENT OF THE AMENDED NOTE AGREEMENT.  Section 10.1(a) of the Amended Note Agreement shall be amended and restated to be and to read in its entirety as follows:

“(a)                        Quarterly Statements – as soon as available, but in any event (i) not later than January 31, 2006 in the case of the fiscal quarter of the Company ending October 2, 2005, and (ii) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (other than such fiscal quarter ending October 2, 2005), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and”.

2.                                      WAIVER.  Each Noteholder by its execution and delivery of this Amendment,  hereby waives any Default or Event of Default pursuant to Section 14(f) of the Amended Note Agreement having occurred or to occur as a result of the Company’s breach of Section 704 of the Public Indenture by failing to deliver the financial statements for the fiscal quarter of the Company ended October 2, 2005, as required therein, until such time as an “Event of Default” (as defined in the Public Indenture) under the Public Indenture shall have occurred as a result of the Company ‘s failure to comply with such Section 704 thereof.

3.                                      REPRESENTATIONS AND WARRANTIES.  In connection with the amendments and waivers provided for herein, the Company represents and warrants to and for the benefit of the Noteholders holding each Series of Amended Notes as follows:

3.1                                 The representations and warranties of the Company set forth in Section 8 of the Amended Note Agreement are true and correct in all material respects on the date hereof except to the extent such representations and warranties specifically relate to an earlier date and except to the extent of changes caused by or consisting of events, circumstances or transactions which are either not Material or have been disclosed by the Company in one or more periodic reports required or permitted to be made by it pursuant to Section 13 or 15(d) of the Exchange Act.

3.2                                 As of the date hereof, and after giving effect to this Amendment and the amendment of the Amended Note Agreement provided for in Section 1 hereof and after giving effect to the waiver provided for in Section 2 hereof, no Default or Event of Default has occurred and is continuing under and within the meaning of the Amended Note Agreement.

3.3                                 Not later than the effectiveness of the amendment of Section 10.1(a) of the Amended Note Agreement provided for in Section 1 of this Amendment and the waiver under Section 14(f) of the Amended Note Agreement provided for in Section 2 hereof, an amendment and waiver shall have become effective regarding the respective corresponding provisions of the Company’s Credit Agreement, deferring until at least January 31, 2006 the date by which the

Company shall be required to furnish pursuant thereto quarterly financial statements for and in respect of its fiscal quarter ended October 2, 2005 and waiving defaults or events of default thereunder resulting from the Company’s breach of Section 704 of the Public Indenture (until such time as an “Event of Default” (as defined in the Public Indenture) shall have occurred as a result of such breach. After giving effect to the amendment provided for in Section 1 hereof, the waiver provided for in Section 2 hereof, and such amendment to and waiver under the Credit Agreement, neither the Company nor any of its Subsidiaries shall be subject to any requirement to deliver or furnish, prior to January 31, 2006, any financial statements for or in respect of the Company’s fiscal quarter ended October 2, 2005, pursuant to any loan agreement, credit agreement, indenture, mortgage, deed of trust, or other agreement or instrument (whether or not relating to borrowed money indebtedness) to which it is a party or by which it is bound, except for any other such requirement, including the requirement so to do pursuant to Section 704 of the Public Indenture, the failure to comply with which prior to such date could not reasonably be expected to have a Material Adverse Effect.

3.4                                 Neither the Company nor any of its Subsidiaries has received any “Notice of Default” or other similar notice from the trustee or any holder of any of the Public Notes with respect to the Company’s failure to deliver the financial statements for the fiscal quarter of the Company ended October 2, 2005 within the time provided by Section 704 of the Public Indenture.

3.5                                 The circumstances described in the Notification of Late Filing have not had and could not reasonably be expected to have a Material Adverse Effect.

4.                                      EFFECTIVENESS.  The amendment of the Amended Note Agreement and the waiver provided for in this Amendment shall not become effective until, and shall become effective upon, (i) the execution and delivery of counterparts of this Amendment by the Company and the Required Holders as provided in Section 20.1 of the Amended Note Agreement and (ii) the execution and delivery by each Subsidiary Guarantor of the form of Confirmation of Subsidiary Guarantors set forth below.

5.                                      CONFIRMATION OF SUBSIDIARY GUARANTY.  Each Subsidiary Guarantor, by its execution and delivery of the Confirmation of Subsidiary Guarantors set forth below, hereby (i) acknowledges that it has received a copy of and is familiar with the terms and conditions of this Amendment and (ii) agrees that notwithstanding the terms and conditions of this Amendment, including without limitation the amendment of Section 10.1(a) of the Amended Note Agreement provided for in Section 1 hereof, the waiver provided for in Section 2 hereof, and any and all circumstances or occurrences referred to or described in the Notification of Late Filing, the terms and conditions of the Subsidiary Guaranty and the obligations of such Subsidiary Guarantor thereunder are hereby ratified and confirmed in all respects.

6.                                      MISCELLANEOUS.  In accordance the Amended Note Agreement, the Company agrees to pay all reasonable expenses incurred by each Noteholder in connection with this Amendment, including the reasonable fees and disbursements of special counsel for the Noteholders.  This Amendment shall be construed together with and as part of the Amended Note Agreement.  Except as expressly amended pursuant to Section 1 and waived pursuant to Section 2 of this Amendment, the terms, covenants and conditions contained in the Amended Note Agreement are hereby ratified and confirmed in all respects and, as so amended, the

Amended Note Agreement shall remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered subsequent to the date of the effectiveness of this Amendment in respect of the Amended Note Agreement may refer to such Amended Note Agreement without making specific reference to this Amendment or to any prior amendment of or other modification to such Amended Note Agreement which shall have become effective in accordance with the terms of such Amended Note Agreement, and all such references nevertheless shall be deemed to include, unless the context otherwise requires, this Amendment and all such previously-effective amendments and modifications.  The descriptive headings of the sections and other subdivisions of this Amendment shall not affect the meaning or construction of any of the provisions hereof.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.  This Amendment may be executed and accepted on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  In accordance with Section 20.2 of the Amended Note Agreement, the Company will furnish or cause to be furnished to each Noteholder, promptly after this Amendment becomes effective, true and correct copies of the executed counterparts of this Amendment.

[The remainder of this page is intentionally left blank.  Signature pages follow.]

If you are in agreement with the foregoing, please sign the appropriate form or forms of acceptance on the accompanying counterparts of this Agreement and return one of such counterparts to the Company.

Very truly yours,

PRECISION CASTPARTS CORP.

By	/s/ Geoffrey A. Hawkes
Name: Geoffrey A. Hawkes
Title: Treasurer

[Confirmation of Subsidiary Guarantors and

Signatures of the Noteholders appear on the following pages]

CONFIRMATION OF SUBSIDIARY GUARANTORS

Each of the undersigned Subsidiary Guarantors confirms and agrees as set forth in Section 5 above.

PCC STRUCTURALS, INC.

PCC AIRFOILS LLC

PCC SPECIALTY PRODUCTS, INC.

J&L FIBER SERVICES, INC.

ADVANCED FORMING TECHNOLOGY, INC.

WYMAN-GORDON COMPANY

PRECISION FOUNDERS INC.

WYMAN GORDON FORGINGS (CLEVELAND), INC.

WYMAN-GORDON FORGINGS LP

WYMAN-GORDON INVESTMENT CASTINGS, INC.

SPS TECHNOLOGIES, LLC (f/k/a STAR ACQUISITION, LLC)

PCC COMPOSITES, INC.

CARMET INVESTORS, INC.

CARMET COMPANY

WG WASHINGTON STREET LLC

WGF I LLC

WGF II LLC

WG FORGINGS 3 LLC

WG FORGINGS 2 LLC

INTERNATIONAL EXTRUDED PRODUCTS, LLC

CANNON-MUSKEGON CORPORATION

GREENVILLE METALS, INC.

GREEN STOP NUT, INC.

HOWELL PENNCRAFT, INC.

M. ARGUESO & CO., INC.

METALAC FASTENERS, INC.

NSS TECHNOLOGIES, INC.

SPS INTERNATIONAL INVESTMENT COMPANY

SPS TECHNOLOGIES WATERFORD COMPANY

UNBRAKO, LLC

AVIBANK MFG., INC.

By:	/s/ Geoffrey A. Hawkes
Name: Geoffrey A. Hawkes
Title: Treasurer